ROYAL GOLD, INC. 1660 Wynkoop Street, Suite 1000 Denver, Colorado 80202 303/573-1660 (Phone) 303/595-9385 (Fax) royalgold@royalgold.com (E-mail) www.royalgold.com (Web site)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 12, 2002

* * * *

To the Stockholders of ROYAL GOLD, INC.:

                    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Royal Gold, Inc. (the "Company"), a Delaware corporation, will be held at the Oxford Hotel, Sage Room, 1600 Seventeenth Street, Denver, Colorado, on Tuesday, November 12, 2002, at 9:30 A.M., Mountain Standard Time, for the following purposes:

1.	To elect three Class III directors to serve until the 2005 Annual Meeting of Stockholders or until each such director's successor is elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the fiscal year ended June 30, 2003; and

3.	To transact any other business that may properly come before the meeting and any postponements or adjournments thereof.

Only stockholders of record at the close of business on September 20, 2002, will be entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Karen P. Gross Karen P. Gross Vice President & Corporate Secretary

Denver, Colorado October 4, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. THE PROMPT RETURN OF YOUR COMPLETED PROXY WILL ASSIST THE COMPANY IN OBTAINING A QUORUM OF STOCKHOLDERS FOR THE ANNUAL MEETING. YOU ARE ALSO ENTITLED TO REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR TO CHANGE YOUR VOTE BY SUBSEQUENT PROXY, OR TO VOTE IN PERSON AT THE MEETING.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

ROYAL GOLD, INC.
1660 Wynkoop Street
Suite 1000
Denver, Colorado 80202
303/573-1660
303/595-9385 (Fax)
royalgold@royalgold.com (E-mail)
www.royalgold.com (Web site)

SOLICITATION AND REVOCATION OF PROXIES

                    This Proxy Statement is furnished to the Stockholders of Royal Gold, Inc. (the "Company" or "Royal Gold"), a Delaware corporation, in connection with the solicitation, by and on behalf of the Board of Directors of the Company, of proxies to be voted at the Annual Meeting of the Stockholders of the Company (the "Meeting") to be held at 9:30 A.M. on Tuesday, November 12, 2002, at the Oxford Hotel, Sage Room, 1600 Seventeenth Street, Denver, Colorado. This Proxy Statement, the enclosed Proxy and the Company's Annual Report for the fiscal year ended June 30, 2002, are being mailed to Stockholders on or about October 8, 2002.

                    Only holders of shares of the Common Stock ($.01 par value) of the Company ("Common Stock") of record at the close of business on September 20, 2002, will be entitled to notice of, and to vote at, the Meeting and at any and all postponements and adjournments thereof.

                    If the enclosed Proxy is properly executed and received by the Company prior to the end of the Annual Meeting, on November 12, 2002, the shares represented by the Proxy will be voted at the Meeting in accordance with the instructions indicated thereon. If no choice is indicated, the shares will be voted FOR each of the proposals identified herein. Stockholders who execute Proxies retain the right to revoke such Proxies at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the Proxy or a duly executed Proxy bearing a later date. Proxies may also be revoked by any Stockholder present at the Meeting who desires to vote his or her shares in person.

                    Solicitation of Proxies may be made by directors, officers or employees of the Company, without additional compensation, by telephone, facsimile, or personal interview as well as by mail. The Company will request banks and brokers to solicit their customers who beneficially own Common Stock listed in the name of the nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expense of such solicitation.

VOTING RIGHTS AND OUTSTANDING STOCK

                    All voting rights are vested exclusively in the holders of the Common Stock. As of the record date, September 20, 2002, there were issued and outstanding 19,286,832 shares of Common Stock (including 229,224 treasury shares which the Company cannot vote on at the meeting), each of which entitles the holder thereof to one vote on all matters which may come before the Meeting. A majority of the issued and outstanding shares of Common Stock, whether represented in person or by Proxy, shall constitute a quorum at any meeting of the Stockholders. Abstentions will be counted as present for purposes of determining whether there is a quorum. The affirmative vote of sixty percent (60%) of the shares that are represented at a meeting at which a quorum is present shall be the act of the Stockholders. In the election of directors, each Stockholder eligible to vote may vote the number of shares of Common Stock held for as many persons as there are directors to be elected, but cumulative voting is not permitted. Under Delaware law, holders of Common Stock are not entitled to appraisal or dissenters' rights with respect to the matters to be considered at the Meeting.

1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                    The following table shows the beneficial ownership, as of June 30, 2002, of the Common Stock by each director, by each executive officer, by any person who is known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock, and by all of the Company's directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned			Percent of Class
	Shares	Subject to Options(a)	Total(b)

Stanley Dempsey (c) Royal Gold, Inc. 1660 Wynkoop Street Suite 1000 Denver, Colorado 80202	679,349	279,472	958,821	5.0%

Edwin W. Peiker, Jr. (d) 555 Ord Drive Boulder, CO 80302	430,778	30,000	460,778	2.4%

John W. Goth 14142 Denver West Parkway Suite 170 Golden, CO 80401	31,000	30,000	61,000	*

Pierre Gousseland 4 Lafayette Court, #1B Greenwich, CT 06830	46,500	30,000	76,500	*

James W. Stuckert Hilliard, Lyons, Inc. P.O. Box 32760 Louisville, Kentucky 40232	1,805,900	30,000	1,835,900	9.6%

Merritt E. Marcus Marcus Paint Co. 235 East Market Street Louisville, KY 40202	430,243	30,000	460,243	2.4%

S. Oden Howell, Jr. Howell & Howell Painting Contractors, Inc. P.O. Box 36097 Louisville, KY 40233	571,680	30,000	601,680	3.2%

Donald Worth 2679 Bayview Avenue Willowdale, Ontario M2L 1C1 Canada	9,000	5,000	14,000	*

Peter B. Babin (e) Royal Gold, Inc. 1660 Wynkoop Street Suite 1000 Denver, CO 80202	87,989	0	87,989	*

Karen P. Gross Royal Gold, Inc. 1660 Wynkoop Street Suite 1000 Denver, CO 80202	60,650	134,876	195,526	1.0%
2
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned			Percent of Class
	Shares	Subject to Options(a)	Total(b)

Donald Baker Royal Gold, Inc. 1660 Wynkoop Street Suite 1000 Denver, CO 80202	11,290	92,775	104,065	*
				*
John Skadow Royal Gold, Inc. 1660 Wynkoop Street Suite 1000 Denver, CO 80202	58,038	46,941	104,979

All Directors & (f) Officers as a Group (11 persons)	4,222,417	739,064	4,961,481	26.0%

___________
*		Less than 1% ownership of the Company's Common Stock.

(a)		See "Compensation of Directors and Executive Officers -- Option Exercises and Year-End Values."

(b)

The amounts shown in the table reflect all shares beneficially owned, including shares subject to outstanding stock options that are exercisable within sixty (60) days of the date of this Proxy Statement.

(c)

The amount shown in the table includes 193,698 shares beneficially owned by certain members of Mr. Dempsey's immediate family. Mr. Dempsey disclaims beneficial ownership of these 193,698 shares of Common Stock.

(d)

The amount shown in the table includes 14,200 shares beneficially owned by certain members of Mr. Peiker's immediate family. Mr. Peiker disclaims beneficial ownership of these 14,200 shares of Common Stock.

(e)		Mr. Babin resigned as President of the Company on May 10, 2002.

(f)		The shares Mr. Babin holds in the Company are shown in this table. Mr. Babin resigned his position as President of the Company in May 2002.
3
PROPOSAL 1.

ELECTION OF CLASS III DIRECTORS

                    The Company's Board of Directors consists of three classes of directors, with each class of directors serving for a three-year term ending in a successive year. The Company's current Class I directors are Messrs. Dempsey and Goth; the Class II directors are Messrs. Stuckert, Marcus and Gousseland; and the Class III directors are Messrs. Howell, Peiker and Worth.

                     If the enclosed Proxy is duly executed and timely received for the Meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby FOR S. Oden Howell, Jr., Edwin W. Peiker, Jr., and Donald Worth as Class III directors of the Company. If any of the nominees for election as a Class III director should refuse or be unable to serve (an event that is not anticipated), the Proxy will be voted for such person who is designated by the Board of Directors to replace such nominee. Each Class III director elected at the Meeting shall serve until the 2005 Annual Meeting, or until his successor is elected and qualified.

Information concerning the nominees for election as directors is set forth below under "Directors and Officers."

                     Vote Required For Approval And Recommendation. The affirmative vote of sixty percent (60%) of the shares that are represented at a meeting at which a quorum is present is required for the election of directors. Each stockholder eligible to vote may vote the number of shares of Common Stock held for as many persons as there are directors to be elected, but cumulative voting is not permitted.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

DIRECTORS AND OFFICERS

                     Set forth below are the names, position with the Company, periods of service and experience of the directors and officers of the Company. The persons who are nominated for election as directors at the Meeting are indicated with an asterisk.

Name of Individual	Age	Principal Occupation During Last 5 Years and Position with Company	Continuously a Director Since	Class of Director/ Term Expires

Stanley Dempsey	63

Chairman of the Board of Directors. Chief Executive Officer of the Company since August 1988. President of the Company since May 2002. President and chief operating officer of the Company from July 1, 1987 to April 4, 1988. From 1984 through June 1986, Mr. Dempsey was a partner in the law firm of Arnold & Porter. During the same period, he was a principal in Denver Mining Finance Company. From 1960 through 1987, Mr. Dempsey was employed by AMAX, Inc. serving in various managerial and executive capacities. Mr. Dempsey is also a member of the board of directors of various mining-related associations.

			August 1988	I/2003
4
Name of Individual	Age	Principal Occupation During Last 5 Years and Position with Company	Continuously a Director Since	Class of Director/ Term Expires

John W. Goth	75

Executive Director of the Denver Gold Group and past chairman of the Minerals Information Institute. A consultant to the mining industry since 1985. Mr. Goth was formerly a senior executive of AMAX, Inc. and director of Magma Copper Corporation. He is currently a director of U.S. Gold Corporation and Behre Dolbear & Co., Inc. (1) (2)

			August 1988	I/2003

Pierre Gousseland	80

Director. Financial Consultant. From 1977 until January 1986, Mr. Gousseland was chairman and chief executive officer of AMAX, Inc. Formerly a director of Guyanor Ressources S.A., French American Banking Corporation of New York, the American International Group, Inc., Union Miniere, S.A. (Belgium), Degussa AG (Germany), IBM World Trade Europe/Middle East Africa Corporation and Pancontinental Mining Europe GmbH (Germany). Mr. Gousseland has served on the Chase Manhattan International and Creditanstaldt International (Vienna, Austria) Advisory Boards, and is past president of the French-American Chamber of Commerce in the United States. (2)

			June 1992	II/2004

Merritt E. Marcus	68

President and Chief Executive Officer of Marcus Paint Company, a manufacturer of industrial liquid coatings, and Performance Powders, LLC, a manufacturer of industrial powder coatings, since 1983. Mr. Marcus has served several terms as a director of the National Paint and Coatings Association.

			Dec. 1992	II/2004

James W. Stuckert	64

Chairman and Chief Executive Officer of Hilliard, Lyons, Inc., Louisville, Kentucky. Mr. Stuckert is also a Director of Hilliard, Lyons, Inc., WEBAccess and Senbanc Fund. He joined Hilliard, Lyons in 1962 and served in several capacities prior to being named Chairman in December 1995. (1) (2)

			Sept. 1989	II/2004

*S. Oden Howell, Jr.	62	President of Howell & Howell Painting Contractors, Inc. since 1988, and owner of Kessinger Service Industries, LLC. From 1972 until 1988, Mr. Howell was Secretary/Treasurer of Howell & Howell, Inc.	Dec. 1993	III/2002
5
Name of Individual	Age	Principal Occupation During Last 5 Years and Position with Company	Continuously a Director Since	Class of Director/ Term Expires

*Edwin W. Peiker, Jr.	71

President and chief operating officer of the Company from April 1988 until February 1992. Vice president of engineering of the Company from May 1987 to April 4, 1988. Principal in Denver Mining Finance Company from 1984 until 1986. From 1983 to 1986, Mr. Peiker was engaged in mineral consulting activities. During the period 1966-1983, Mr. Peiker served in a variety of positions with the Climax Molybdenum division of AMAX, Inc. involved in exploration activities worldwide. (1)

			May 1987	III/2002

*Donald Worth	70

Mr. Worth has been involved in the mining industry since 1949. He formerly was a mining specialist and a vice president of Canadian Imperial Bank of Commerce (Canada). Mr. Worth is a director of Sentry Select Capital Corporation, Cornerstone Resources, Inc., Corner Bay Silver, Inc., and Tiomin Resources Inc. He is also a trustee of Labrador Iron Ore Royalty Income Fund, and is involved with several professional associations both in Canada and the United States.

			April 1999	III/2002

Karen P. Gross	48

Vice President of the Company since June 1994 and Corporate Secretary since 1989. From 1987 until 1989, Ms. Gross was the Assistant Secretary to the Company. Ms. Gross is in charge of investor relations, public relations and ensuring the Company's compliance with various corporate governance standards.

Donald J. Baker	53

Vice President Corporate Development of the Company since November 1998. From December 1996 until November 1998, Mr. Baker was manager of corporate development. From 1994 until 1997, he was a consultant to the Company. Mr. Baker was previously employed by Climax Molybdenum Company and Homestake Mining Company.

John Skadow	44	Controller of the Company since 1993. Treasurer of the Company since November 1999. Mr. Skadow was previous employed by Dekalb Energy where he held various accounting and finance positions.

___________
(1) Member of Audit Committee.
(2) Member of Compensation Committee.
6
MEETINGS AND COMMITTEES OF THE BOARD

                     During the fiscal year ended June 30, 2002, the Board of Directors held five regular meetings, and on three separate occasions action was taken by unanimous consent. Each director attended (in person or by telephone) at least 75% of the aggregate number of meetings of the Board and of the Committee(s) of the Board on which he served.

                     The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Board of Directors does not have a standing Nominating Committee. During the year ended June 30, 2002, the Audit Committee consisted of James W. Stuckert, John W. Goth, and Edwin W. Peiker, Jr. The Audit Committee held three meetings during the fiscal year. The function of the Audit Committee is to aid the directors in undertaking and fulfilling their responsibilities for financial reporting to the stockholders; to review internal financial procedures and reports; to recommend changes in the method of reporting to ensure timely and accurate reporting of financial data; to review audit principles in conjunction with the Company's independent auditors; to provide better avenues of communication between the Board of Directors, management and the external auditors and internal accounting personnel; and to recommend the appointment of the Company's independent auditors.

                     During the year ended June 30, 2002, the Compensation Committee consisted of John W. Goth, James W. Stuckert and Pierre Gousseland. The Compensation Committee held three meetings during the last fiscal year. The Compensation Committee assumes the crucial role of implementing compensation plans for top executives, as well as directors. The Compensation Committee's function is to review new or modified programs in the areas of executive salary, incentive compensation, and stock plans; and review and make recommendations to the Company's Board of Directors concerning the levels and forms of compensation paid to the officers and key employees of the Company.

                     None of the members of the Compensation Committee is or has been an officer or employee of the Company, and none of the executive officers of the Company has served as a member of the Compensation Committee or as a director of another entity, any of whose executive officers served on the Compensation Committee or as a director of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership to the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received by it and written representations from certain persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied for the fiscal year ended June 30, 2002, except that one share purchase transaction by Mr. Stuckert was not reported on a timely-filed Form 4, but such transaction was subsequently reported on Form 4, and all transactions are reflected in this Proxy.

7
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                     The following table reflects all compensation awarded or paid to or earned by the chief executive officer of the Company and any other executive officers of the Company, for the fiscal year ended June 30, 2002.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
Awards	Payouts
Name and Principal Position	Year Ended June 30	Annual Compensation Salary($) Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards	Options/ SARs(#)	LTIP Payouts($)	All Other Compen- sation ($)
Stanley Dempsey Chairman & Chief Executive Officer	2002 2001 2000	250,000 250,000 250,000	110.000 90,000 122,500	- - -	- - -	25,000 60,000 62,500	- - -	32,087 32,087 28,799	(2)

Karen P. Gross Vice President & Corporate Secretary	2002 2001 2000	105,000 105,000 105,000	50,000 40,000 45,000	- - -	- - -	25,000 5,000 45,000	- - -	13,417 12,597 13,334	(3)

Donald Baker Vice President of Corporate Development	2002 2001 2000	95,000 95,000 95,000	40,000 30,000 45,000	- - -	- - -	25,000 5,000 47,000	- - -	13,522 9,683 10,732	(4)

John Skadow Controller & Treasurer	2002 2001 2000	90,000 85,000 80,000	50,000 40,000 30,000	- - -	- - -	25,000 10,000 45,000	-	11,549 10,800 10,125	(5)

Peter B. Babin President (1)	2002 2001 2000	185,000 185,000 185,000	70,000 70,000 90,000	-	-	0 25,000 55,000	-	26,322 26,492 26,021	(6)
				-	-		-
				-	-		-
___________

(1)	Mr. Babin resigned as President of the Company in May 2002.

(2)

The Company's SARSEP payments made to Mr. Dempsey in fiscal 2002, 2001, and 2000 were $26,225, $26,225, and $22,938, respectively, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 2002, 2001, and 2000 were $5,952, $5,861, and $5,861, respectively.

(3)

The Company's SARSEP payments made to Ms. Gross in fiscal 2000, 2001, and 2000, were $10,850, $10,150, and $10,905, respectively, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 2002, 2001, and 2000 were $2,567, $2,448, and $2,429, respectively.

(4)

The Company's SARSEP payments made to Mr. Baker in fiscal 2002, 2001, and 2000 were $9,450, $8,750, and $9,800, respectively, and the Company's payment of group term life insurance premiums paid in fiscal 2002, 2001, and 2000 were $4,072, $933, and $933, respectively.

(5)

The Company's SARSEP payments made to Mr. Skadow in fiscal 2002, 2001 and 2000 were $9,450, $8,750, and $8,075, respectively, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 2002, 2001 and 2000 were $2,100, $2,050 and $2,050, respectively.

(6)

The Company's SARSEP payments made to Mr. Babin in fiscal 2002, 2001 and 2000 were $19,250, $19,250 and $19,250, respectively, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 2002, 2001 and 2000 were $7,072, $7,242 and $6,771, respectively.

8
Option Grants in Last Fiscal Year

                     During the fiscal year ended June 30, 2002, officers of the Company were awarded a total of 100,000 stock options, no stock appreciation rights were awarded to any of the officers of the Company, and no existing options held by any of the officers of the Company were repriced by the Company.

The following table sets forth certain information on option grants in fiscal 2002 to the named executive officers.

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (3)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($/share) (2)	Expiration Date
					5%	10%
Stanley Dempsey	25,000	25%	$10.17	May 10, 2012	159,896	405,209
Karen P. Gross	25,000	25%	$10.17	May 10, 2012	159,896	405,209
Donald Baker	25,000	25%	$10.17	May 10, 2012	159,896	405,209
John Skadow	25,000	25%	$10.17	May 10, 2012	159,896	405,209
Peter Babin (4)	0	0%	n/a	n/a	0	0

__________
(1)	The percentage of total options granted is stated for the entire number of options granted to each employee.

(2)

The exercise price for all options listed of $10.17 was the fair market value of the Company's common stock on the date of grant and may be paid with cash, shares valued at fair market value on the exercise date or through cashless exercise and net exercise procedures.

(3)

The potential realizable values are stated for the entire number of options granted to each employee. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock (as well as the option holder's continued employment through the vesting period). The amounts reflected in this table may not necessarily be achieved.

(4)	Mr. Babin resigned as President of the Company as of May 10, 2002.
9
Option Exercises in Last Fiscal Year and Year-End Values

                     The table below sets forth information regarding the actual value of options exercised by officers during the year ended June 30, 2002, and the deemed value of options held by such persons at June 30, 2002.

Name	Shares Acquired on Exercise (#)	Value Realized($)(3)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)(1) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(2) Exercisable/ Unexercisable
Stanley Dempsey	0	0	279,427	/	9,800	3,817,588	/	133,868
Karen P. Gross	0	0	134,875	/	9,800	1,842,406	/	133,868
John Skadow	53,678	235,512	46,941	/	9,800	641,214	/	133,868
Donald Baker	11,090	39,857	71,075	/	9,800	970,884	/	133,868
Peter Babin	67,309	282,216	0	/	0	0	/	0

(1)

Of the total 571,564 options, 10,972 Incentive Stock Options ("ISOs") are exercisable through December 6, 2004, at $5.375/share; 10,164 ISOs are exercisable through December 7, 2005, at $5.375/share, 60,428 Non-Statutory Options ("NSOs") are exercisable through December 10, 2006, at $5.375/share; 9,347 ISOs are exercisable through December 10, 2006, at $5.375/share; 77,024 NSOs are exercisable through October 3, 2007, at $5.375/share; 25,329 ISOs are exercisable through October 3, 2007, at $5.375/share; 41,700 ISOs are exercisable through November 17, 2008, at $4.594/share; 31,600 NSOs are exercisable through November 17, 2008, at $4.594/share; 61,500 ISOs are exercisable through November 16, 2009, at $4.875 per share; 48,500 NSOs are exercisable through November 16, 2009, at $4.875 per share; 30,000 ISOs are exercisable through June 5, 2010, at $2.875 per share, 25,000 ISOs are exercisable through November 13, 2010, at $2.813 per share, 40,000 NSOs are exercisable through November 13, 2010, at $2.813 per share, 39,200 ISOs are exercisable through May 10, 2012, at $10.17 per share, and 60,800 NSOs are exercisable through May 10, 2012, at $10.17 per share.

(2)	Value calculated based on closing "sale" price as reported on The Nasdaq Stock Market ("NASDAQ"), on the last day of fiscal year June 30, 2002, of $13.66 per share.

(3)	Based on the difference between exercise price and closing "sale" price as reported on NASDAQ, on the dates of exercise.

Certain Relationships and Related Transactions

                     Mr. Babin resigned as President of the Company in May 2002. The Company has a legal services retainer arrangement with Mr. Babin to provide legal services to the Company, when it is deemed that Mr. Babin's services are needed and are also cost-effective. The rate for Mr. Babin's legal services would be $200 per hour; no more than $1,600 per day; and no more than $16,000 per month -- no matter how many hours or days of service might be requested or provided. There is not a minimum monthly fee. Either the Company or Mr. Babin may cancel the legal services retainer arrangement, at any time, upon simple notice. As a consultant, Mr. Babin would be eligible for a discretionary bonus.

                     Until the cancellation of the retainer by either Mr. Babin or the Company, Mr. Babin would have the rent-free use of an office at 1660 Wynkoop, and of a desktop computer, and of Royal Gold's telecommunications facilities. The Company will pay for basic telephone service, and Royal Gold-related long distance charges.

Until the cancellation of the retainer agreement by Mr. Babin or the Company, Mr. Babin and his eligible dependants health insurance payments will be paid by the Company.
10
At the end of September 2002, the legal services retainer arrangement with Mr. Babin was cancelled effective October 11, 2002. Mr. Babin received $10,500 under the legal services retainer arrangement.

Compensation To Directors

                     During fiscal 2002, each non-employee director of the Company received an annual fee of $12,000 for service as a director. Directors are not compensated for committee participation. The outside directors' fee has remained fixed at $12,000 per year since 1997. Since November 2001, non-employee directors have also received a fee in the amount of $500 for each scheduled board meeting.

                     Pursuant to the Company's Equity Incentive Plan, each non-employee director of the Company is granted annually a Non-Statutory Option ("NSO") to purchase 5,000 shares of Common Stock, at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Accordingly, on November 13, 2001, each non-employee director of the Company was granted 5,000 NSOs, at an exercise price of $5.43 per share. These options have a ten year term and are exercisable immediately with respect to 2,500 shares and after 12 months with respect to the other 2,500 shares.

                     Mr. Edwin W. Peiker, Jr. has a consulting agreement with the Company, in which he is paid a hourly fee plus expenses. During fiscal year 2002, no consulting fees were paid to Mr. Peiker under his consulting agreement.

Employment Contracts

                     All of the officers of the Company are employed pursuant to an employment contract providing for salary at current salary levels. Each of the employment contracts is renewable, for a term of 12 months, every February. Pursuant to each of the employment contracts, salary and benefits are to be continued for 12 months following such employee's involuntary termination, or following such employee's voluntary termination for "good reason" after a "change in control" event. A change in control event, as defined in the employment contracts, will occur upon: (1) the acquisition, directly or indirectly, by any person or related group of persons, of beneficial ownership of securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities; (2) a change in the composition of the Board over a period of eighteen (18) consecutive months or less such that fifty percent (50%) or more of the Board members cease to be directors who either (A) have been directors continuously since the beginning of such period, or (B) have been unanimously elected or nominated by the Board for election as directors during such period; (3) a stockholder-approved merger or consolidation to which the Company is a party and in which (A) the Company is not the surviving entity, or (B) securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or (4) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

Pension Plans

                     In fiscal 1994, the Company established a variation of a Simplified Employee Pension ("SEP") Plan, known as a Salary Reduction/Simplified Employee Pension Plan ("SARSEP"). Management chose this Plan because of regulatory compliance simplicity, avoidance of significant administrative expense, availability of substantial tax-advantaged investment opportunities, and relative freedom from significant vesting or other limitations. Under this Plan, the Company may contribute to a designated IRA account, on an annual basis, up to 15% of each employee-participant's base compensation. Each such contribution would, within limits, be a deductible expense to the Company; would be free of federal income taxation as to the employee; and would be subject to continuing investment, on a tax-deferred basis, until assets are actually distributed to the employee. All employees of Royal Gold are eligible to participate in the Company's SEP Plan.

Compensation Committee Interlocks and Insider Participation

                     The Company's Compensation Committee during the 2002 fiscal year consisted of Mr. Goth, who serves as Chairman, Mr. Stuckert and Mr. Gousseland. No member of the Compensation Committee was, at any time during the 2002 fiscal year or at any other time, an officer or employee of the Company. No executive officer of the Company served on the Compensation Committee of another entity, or any other committee of the board of directors of another entity performing similar functions during the Company's last fiscal year.

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Board Compensation Committee Report on Executive Compensation

                     The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for setting and administering the policies that govern the compensation for the executive officers of the Company. The Compensation Committee evaluates the performance of management and recommends to the full Board of Directors the compensation level for all officers and key employees. The Compensation Committee also administers the Company's Equity Incentive Plan and determines the amount of stock options granted to officers and key employees. The Committee is comprised of three outside directors appointed annually by the Board of Directors.

                     The primary objectives of the Company's executive compensation program are: to attract and retain key executives who are critical to the long-term success of the Company by offering compensation packages believed to be appropriate in light of compensation in the industry; to evaluate executive performance in light of the Company's performance; to provide an economic framework that will motivate executives to achieve goals consistent with the Company's business strategy; to reward performance that benefits all Stockholders; and to provide a compensation package that recognizes individual results and contributions to the overall success of the Company.

                     The Compensation Committee's policy objectives are to pay base salaries that are comparable with those paid by the mining industry. Due to the Company's small staff, compensation practices are flexible and entrepreneurial, with compensation geared to meeting the requirements of the Company and the individual. Bonus payments are paid when individual performance and significant achievements for the Company's future revenue growth or other circumstances warrant special recognition. Bonuses are based upon the contribution of each individual and are usually paid on an annual basis. Long-term incentives, in the form of stock options, are another component of executive compensation and are granted to ensure an incentive exists to maximize shareholder wealth by tying executive compensation to share price performance, and to reward those executives making a long-term commitment to the Company.

                     The Compensation Committee is responsible for considering various information when reviewing salary levels and when making recommendations to the full Board. When reviewing individual performance of officers of the Company, the Compensation Committee also takes into account the views of the Company's Chairman and Chief Executive Officer. Before or at the end of each year, the Compensation Committee evaluates each individual officer's performance in order to determine whether to recommend the payment of bonuses and/or options and, if so, the amount of each such bonus and/or options.

                     In making recommendations concerning executive compensation, the Compensation Committee reviews individual executive compensation, individual performance, corporate performance, stock price appreciation, and total return to stockholders of the Company. The salary levels of the Company's executives and officers are usually established by the Board of Directors at its June meeting.

                     The Compensation Committee also reviews and approves stock option awards, under the Company's Equity Incentive Plan. The purpose of stock option awards is to provide key employees with an incentive to continue as employees of the Company over a long term, and to align such employees' long range interests with those of the stockholders by providing the opportunity of having an equity interest in the Company. The Compensation Committee grants stock option awards based on salary, level of responsibility, and performance. All stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant. Incentive Stock Options vest in one year and have a 10-year term. Non-Statutory Options typically vest on the date of grant and have a 10-year term.

During the fiscal year ended June 30, 2002, options to acquire 100,000 shares were awarded to officers of the Company.

                     Chief Executive Officer. In evaluating the performance and setting the compensation of the Chairman and Chief Executive Officer, the Compensation Committee took into account the base salaries of chief executive officers of other royalty and mining companies, including those companies that are listed in the Cumulative Total Shareholder Return Chart, and the assessment of Mr. Dempsey's individual performance, including his leadership with respect to the development of long-term business strategies for the Company to improve its economic value. The Compensation Committee also evaluates the performance of the Company when making compensation decisions regarding the Chief Executive Officer. The Compensation Committee also took into account the longevity of Mr. Dempsey's service to the Company and its belief that Mr. Dempsey is an excellent representative of the Company to the public by virtue of his stature in the community and the industry in which the Company operates.

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                     The Compensation Committee believes that the Chairman and Chief Executive Officer, as well as the other officers of the Company, are strongly motivated and are dedicated to the growth of the Company and to increasing stockholder value. Because of the leadership provided by the Chairman and other officers of the Company, the Committee felt that bonuses should be awarded for the Chairman as well as the other officers of the Company. Therefore, in fiscal 2002, a bonus of $110,000 was awarded to the Chairman, and bonuses totaling $140,000 were awarded to the other officers.

No salary increase was given to the Chairman and only one officer of the Company received a salary increase in fiscal year 2002.

This Report has been provided by the Compensation Committee:

John W. Goth, Chairman, James W. Stuckert, and Pierre Gousseland

The information contained in this report shall not be deemed "soliciting material" or "filed" with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Audit Committee Report

                     The Company's Audit Committee is comprised of three members who are "independent" within the meaning of such term under Rule 4200 (a)(15) of the NASD listing standards and the meaning of such term under the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder. Each member is able to read and understand fundamental financial statements and at least one of whom has past employment experience in finance or accounting or other comparable experience. The Committee actively oversees the Company's financial condition, ensures that the Company's corporate economic value is enhanced, and sees that the Company achieves legal and ethical compliance. The main function of the Audit Committee is to ensure that effective accounting policies are implemented and that internal controls are put in place in order to deter fraud, anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the public markets, the board and the stockholders. The Audit Committee also reviews and recommends to the board the approval of the annual financial statements and provides a forum, independent of management, where the Company's auditors can communicate any issues of concern.

                     The independent members of the Audit Committee believe that the present composition of the Committee accomplishes all of the necessary goals and functions of an audit committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and adopted by the U.S. stock exchanges and the Securities and Exchange Commission. The Audit Committee has adopted a formal, written charter, a copy of which was attached as Appendix A to the proxy statement for the 2001 Annual Meeting of Stockholders, which was approved by the full Board of Directors of the Company. The Charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities.

                     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2002, with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

                     Based on the review and discussions with the Company's auditors for the fiscal year ended June 30, 2002, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K.

This Report has been provided by the Audit Committee:

James W. Stuckert, Chairman, John W. Goth, and Edwin W. Peiker, Jr.

The information contained in this report shall not be deemed "soliciting material" or "filed" with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933 and the Securities Exchange Act of 1934.

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Performance Graph

                     The following graph compares the cumulative total return on Royal Gold's Common Stock with the cumulative total return of two other stock market indices: Standard and Poor's 500 Index and Standard and Poor's Gold Mining Index.

CUMULATIVE TOTAL SHAREHOLDER RETURN CHART
Price Performance Chart

(i)

S & P 500 Index. Represents the return an investor would have secured (assuming reinvestment of all dividends) on the basis of an investment of $100 in the 500 equity issues that make up the Standard and Poor's 500 Index.

(ii)

S & P Gold Mining Index. Represents the return an investor would have secured (assuming reinvestment of all dividends) on the basis of an investment of $100 in the six equity issues that make up the Standard and Poor's Gold Mining Index (Agnico-Eagle Mines Ltd, Barrick Gold Corporation, Goldcorp, Meridian Gold, Inc., Newmont Gold Company, and Placer Dome Inc.).

(iii)

The material in this chart is not "soliciting material," is not deemed "filed" with the Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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PROPOSAL 2.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                     The Board of Directors recommends that the Stockholders ratify the appointment of PricewaterhouseCoopers LLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ended June 30, 2003. The Company has not used PricewaterhouseCoopers for any consulting work during the past fiscal year.

                     The ratification of the appointment of PricewaterhouseCoopers is being submitted to the Stockholders because the Board of Directors believes this to be a good corporate practice. Should the Stockholders fail to ratify this appointment, the Board of Directors will review the matter.

                     Representatives of PricewaterhouseCoopers are expected to attend the Annual Meeting of Stockholders. They will have an opportunity to make a statement, if they so desire, and will have an opportunity to respond to appropriate questions from the Stockholders.

                     Audit Fees. The total fees paid for professional services rendered by PricewaterhouseCoopers for the Company's quarterly financial statements and for the review of its fiscal year 2002 audit was $35,425.

                     Financial Information Systems Design and Implementation Fees. There were no services rendered and no fees were paid to PricewaterhouseCoopers relating to the supervision or the operation of the Company's information systems or the design or implementation of the Company's hardware or software systems for its financial information during the Company's 2002 fiscal year.

All Other Fees. The total fees paid for non-audit services rendered by PricewaterhouseCoopers was $2,246 for tax-related work during the company's fiscal year 2002.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS OF THE COMPANY.
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OTHER MATTERS

                     The Board of Directors knows of no other matters to be brought before the Meeting. However, if other matters should come before the Meeting, it is the intention of each person named in the Proxy to vote such Proxy in accordance with his own judgment on such matters.

STOCKHOLDER PROPOSALS

                     Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive office in Denver, Colorado, by June 10, 2003, if such proposals are to be considered timely and included in the proxy materials for the 2003 Annual Meeting of Stockholders. The inclusion of any Stockholder proposal in the proxy materials for the 2003 Annual Meeting of Stockholders will be subject to applicable rules of the Securities and Exchange Commission.

Proxies for the 2003 Annual Meeting of Stockholders will confer discretionary authority to vote with respect to all matters of which the Company does not receive notice by August 22, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Karen P. Gross Karen P. Gross Vice President & Corporate Secretary

Denver, Colorado October 4, 2002

Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, the Company will provide, without charge, a copy of its Annual Report on Form 10-K including financial statements and any required financial statement schedules, as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2002. Requests for a copy of such Annual Report should either be mailed, faxed, or sent via e-mail to Karen P. Gross, Vice President & Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132, 303-595-9385 (fax), or kgross@royalgold.com.

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